Exhibit 99.3

PREMIER HOLDING CORPORTATION

Consolidated Balance Sheets

(Unaudited)

	September 30,	September 30,		September 30,
	2014	2014		2014
Assets	PRHL	LPL	Adjustments	Pro Forma
Current Assets
Cash	$578,039	$193,098	$–	$771,137
Accounts receivable	513,665	852,550	–	1,366,215
Accrued Revenue	–	636,405	–	636,405
Inventory	–	49,598	–	49,598
Collateral Postings	–	265,900	–	265,900
Prepaid expenses	12,524	–	–	12,524
Total Current Assets	1,104,228	1,997,551	–	3,101,779
Other Assets
Notes receivable	–	–	–	–
Equipment, Net	23,545	35,341	–	58,886
Goodwill	4,555,750	–	–	4,555,750
Intangible assets, net	149,905	–	–	149,905
Collateral Deposit	–	200,000	–	200,000
Total Assets	$5,833,428	$2,232,892	$–	$8,066,320

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$352,624	$849,535	$–	$1,202,159
Related party payable	149,620	–	–	149,620
Deferred Supply Payable	–	704,679	–	704,679
Convertible note, net	386,000	–	–	386,000
Notes payable	20,000	977,903	500,000	1,497,903	(1a)
Notes payable, related parties	`	152,379	–	152,379
Taxes payable	`	–	–	–
Total Current Liabilities	908,244	2,684,496	500,000	4,092,741
Long-Term Liabilities:
Long-term debt	–	200,000	–	200,000
Total Liabilities	908,244	2,884,496	500,000	4,292,741

Commitments and Contingencies
Lawsuit liability	86,000	–	–	86,000

Stockholders’ Equity:
Preferred Stock, 50,000,000 shares authorized, par value $.0001, 200,000, and null share issued or outstanding, respectively	20	–	–	20
Common Stock, 450,000,000 shares authorized, par value $.0001, 157,319,610and 151,003,328 shares issued and outstanding, respectively	15,732	–		16,482	(1b),(2)
Common stock to be issued	256,958	–	–	256,958
Treasury stock	(869,000)	–	–	(869,000)
Additional paid in capital	21,346,247	–	(750)	21,345,497	(2)
Accumulated deficit	(15,633,976)	(651,604)	(500,000)	(16,785,580)
Total Premier Holding Corporation stockholders’ equity	5,115,981	(651,604)	(500,000)	3,964,377
Non-controlling interest	(276,797)	–	–	(276,797)
Total Stockholders’ Equity	4,839,184	(651,604)	(500,000)	3,687,579
Total Liabilities and Stockholders’ Equity	$5,833,428	$2,232,892	$–	$8,066,320

Notes

(1)	Premier acquired 85% of LP&L for a) the issuance of $500,000 in Promissory Notes and b) 7,500,000 shares of common stock
(2)	The 7,500,000 sharesof Premier issued are in exchanged for 85% of the shares of LPL, this pro forma assumes full consolidation of LPL's financial activities

1

PREMIER HOLDING CORPORATION

Consolidated Statements of Operations

(Unaudited)

	Nine months ended	Nine months ended		Nine months ended	Nine months ended	Nine months ended		Nine months ended
	September 30,	September 30,		September 30,	September 30,	September 30,		September 30,
	2014	2014	Adjust-	2014	2013	2013	Adjust-	2013
	PRHL	LPL	ments	Pro Forma	PRHL	LPL	ments	Pro Forma
Revenue
TPC Commission Revenue	$2,223,789	$–	$–	$2,223,789	$1,437,746	$–	$–	$1,437,746
Lighting Product Selling Revenue	59,420	–	–	59,420	–	–	–	–
LPL Sales	–	8,634,731	–	8,634,731	–	7,140,120	–	7,140,120
Total Revenue	2,283,209	8,634,731	–	10,917,940	1,437,746	7,140,120	–	8,577,866
Cost of Sales	69,389	6,548,083	–	6,617,472	33,786	5,887,324	–	5,921,110
					–	–	–	–
Gross Profit	2,213,820	2,086,648	–	4,300,468	1,403,960	1,252,796	–	2,656,756
Operating expenses:
Selling, general and administrative	4,681,150	1,249,229	–	5,930,379	4,934,351	1,286,122	–	6,220,473
Total operating expenses	4,681,150	1,249,229	–	5,930,379	4,934,351	1,286,122	–	6,220,473
Loss from operations	(2,467,330)	837,419	–	(1,629,911)	(3,530,391)	(33,326)	–	(3,563,717)

Other income (expenses):
Interest expense	(7,202)	(290,318)	–	(297,520)	–	(196,294)	–	(196,294)
Loss on settlement of lawsuit	(110,000)	–	–	(110,000)	–	–	–	–
Other income (expense)	–	49,706	–	49,706	–	(2,336)	–	(2,336)
Total non-operating expenses	(117,202)	(240,612)	–	(357,814)	–	(198,630)	–	(198,630)
Loss from operations before income taxes, non-controlling interest, and discontinued operations	(2,584,533)	596,807	–	(1,987,726)	(3,530,391)	(231,956)	–	(3,762,347)
Income taxes	–	–	–	–	–	–	–
Loss before non-controlling interest and discontinued operations	(2,584,533)	596,807	–	(1,987,726)	(3,530,391)	(231,956)	–	(3,762,347)
Net Loss attributable to non-controlling interest	97,441	–	–	97,441	123,011	–	–	123,011
Income/ Loss from discontinued operations	–	–	–	–	985,138	–	–	985,138
Net Profit (Loss) attributable to Premier Holding Corporation	$(2,487,091)	$596,807	$(89,521)	$(1,979,805)	$(2,422,241)	$(231,956)	$34,793	$(2,619,405)
Net loss from continuing operations	(2,487,091)	596,807	(89,521)	(1,979,805)	(3,407,379)	(231,956)	34,793	(3,604,543)
Net income (Loss) per common share — basic and diluted	$0.02				$0.02
Net income (Loss) attributable to Premier Holding Corporation per share - basic and diluted	$0.02				$0.02
Net income from discontinued operations	–				–
Net income (Loss) per common share from discontinued operations — basic and diluted	–				–
Weighted average common shares – basic and diluted	146,423,036				103,449,884